Exhibit 99.1

MultiPlan Corporation Announces Upsizing and Pricing of Senior Notes Offering

NEW YORK, N.Y. (October 27, 2020) – MultiPlan Corporation (NYSE:MPLN) (“MultiPlan” or the “Company”), a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry, today announced that its indirect wholly owned subsidiary, MPH Acquisition Holdings LLC (the “Issuer”), upsized and finalized the terms of its offering of $1,300 million in aggregate principal amount of 5.750% Senior Notes due 2028 (the “Notes”). The aggregate principal amount of the Notes to be issued in the offering was increased to $1,300 million from the previously announced $1,200 million. The Notes are expected to be issued by the Issuer and guaranteed on a full and unconditional basis by each of the Issuer’s wholly owned domestic restricted subsidiaries that guarantees the Issuer’s senior secured credit facilities. The offering of the Notes is expected to close on October 29, 2020, subject to customary closing conditions. The Issuer also announced the upsizing of its revolving credit facility from $100 million to $450 million.

The Issuer will use the net proceeds from the offered Notes, together with $715 million of cash on hand, (i) to redeem, satisfy and discharge all of the Issuer’s outstanding 7.125% Senior Notes due 2024 and repay $369 million of indebtedness under its senior secured term loan facility and (ii) to pay fees and expenses in connection therewith.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, dental, government and property and casualty markets. For more information, visit multiplan.com.

MultiPlan Media Contact

Pamela Walker
Senior Director, Marketing & Communication
MultiPlan
+1 781 895 3118

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions relating to closing of the offering of the Notes, borrowings under the new credit facility and the anticipated use of proceeds therefrom. Although the Company believes that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect such forward-looking statements. Such forward-looking statements, including those related to the offering, refinancing the Issuer’s indebtedness, and the use of proceeds, are based on current expectations that are subject to known and unknown risks and uncertainties.

Factors that may impact such forward-looking statements include the factors discussed under “Risk Factors” in the Company’s Definitive Proxy Statement on Schedule 14A filed September 18, 2020, as such risk factors may be updated from time to time in the Company’s periodic and other filings with the SEC. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.